Section IV Record Maintenance Arrangements / Business Arrangements / Control Persons / Financings
(Check one) [ ] Item 11A [x ] Item 11B [ ]  Item 12A       [ ]  Item 12B
Applicant must complete a separate Schedule D Page 1 for each affirmative response in this section including any multiple responses to any item.  Complete the Effective Date box with the Month, Day and Year that the arrangement or agreement became effective.  When reporting a change or termination of an arrangement, enter the effective date of the change.

Firm or Organization Name
US Bank, National Association
 SEC File, CRD, NFA, IARD, UIC, foreign business No., and/or CIK Number (if any)  UIC:  6493001WC5CQQI9L9G80
Business Address (Street, City, State/Country, Zip + 4 Postal Code)

425 Walnut Street
Cincinnati, OH 45202
 Effective Date
MM  DD  YYYY

     03 /29  /2018 Effective Date
MM  DD  YYYY

      /         /
Individual Name

 CRD, NFA, and/or IARD Number (if any)

Business Address (if applicable) (Street, City, State/Country, Zip + 4 Postal Code)

 Effective Date
MM  DD  YYYY

      /         / Effective Date
MM  DD  YYYY

      /         /
Briefly describe the nature of the arrangement with respect to books or records (ITEM 11A); the nature of the execution, trading, custody, clearing or settlement arrangement (ITEM 11B);the nature of the control or agreement (ITEM 12A); or the method and amount of financing (ITEM 12B).  Use reverse side of this sheet for additional comments if necessary.
Third Party custodian for swap collateral

Section IV Record Maintenance Arrangements / Business Arrangements / Control Persons / Financings
(Check one) [] Item 11A [x ] Item 11B [ ]  Item 12A       [ ]  Item 12B
Applicant must complete a separate Schedule D Page 1 for each affirmative response in this section including any multiple responses to any item.  Complete the Effective Date box with the Month, Day and Year that the arrangement or agreement became effective.  When reporting a change or termination of an arrangement, enter the effective date of the change.

Firm or Organization Name
Citibank, N.A.
 SEC File, CRD, NFA, IARD, UIC, foreign business No., and/or CIK Number (if any) UIC: E57ODZWZ7FF32TWEFA76
Business Address (Street, City, State/Country, Zip + 4 Postal Code)

388 Greenwich Street 4th Floor
New York, NY 10013
 Effective Date
MM  DD  YYYY

     03 /29 /2018 Effective Date
MM  DD  YYYY

      /         /
Individual Name

 CRD, NFA, and/or IARD Number (if any)
Business Address (if applicable) (Street, City, State/Country, Zip + 4 Postal Code)

 Effective Date
MM  DD  YYYY

      /         / Effective Date
MM  DD  YYYY

      /         /
Briefly describe the nature of the arrangement with respect to books or records (ITEM 11A); the nature of the execution, trading, custody, clearing or settlement arrangement (ITEM 11B);the nature of the control or agreement (ITEM 12A); or the method and amount of financing (ITEM 12B).  Use reverse side of this sheet for additional comments if necessary.
Third Party Custodian for Swap Collateral

Section IV Record Maintenance Arrangements / Business Arrangements / Control Persons / Financings
(Check one) [] Item 11A [x ] Item 11B [ ]  Item 12A       [ ]  Item 12B
Applicant must complete a separate Schedule D Page 1 for each affirmative response in this section including any multiple responses to any item.  Complete the Effective Date box with the Month, Day and Year that the arrangement or agreement became effective.  When reporting a change or termination of an arrangement, enter the effective date of the change.

Firm or Organization Name
BMO Harris Bank, NA
 SEC File, CRD, NFA, IARD, UIC, foreign business No., and/or CIK Number (if any) UIC: 3Y4U8VZURTYWI1W2K376
Business Address (Street, City, State/Country, Zip + 4 Postal Code)

111 West Monroe Street
Chicago, IL 60603
 Effective Date
MM  DD  YYYY

     03 /29 /2018 Effective Date
MM  DD  YYYY

      /         /
Individual Name

 CRD, NFA, and/or IARD Number (if any)
Business Address (if applicable) (Street, City, State/Country, Zip + 4 Postal Code)

 Effective Date
MM  DD  YYYY

      /         / Effective Date
MM  DD  YYYY

      /         /
Briefly describe the nature of the arrangement with respect to books or records (ITEM 11A); the nature of the execution, trading, custody, clearing or settlement arrangement (ITEM 11B);the nature of the control or agreement (ITEM 12A); or the method and amount of financing (ITEM 12B).  Use reverse side of this sheet for additional comments if necessary.
Bank utilized for Swap related money movements